SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 25, 2009

Date of Report

February 23, 2009

(Date of earliest event reported)

Wren, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-122185	87-0672359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1608 West 2225 South, Woods Cross, UT 84043

(Address of principal executive offices, including zip code)

(801) 295-3400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

On February 23, 2009, Daniel D. Drummond sold 11,750,000 shares of Common Stock of the Registrant to Jeff D. Jenson. As a result, Jeff D. Jenson became the beneficial owner of 86.4% of the Registrant's Common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2009, Daniel D. Drummond, acting as our sole officer and director, through a Unanimous Written Consent of Directors filled the a vacancy on our Board of Directors by appointing Jeff Jenson to our Board of Directors. Also on February 23, 2009, our Board of Directors appointed Jeff Jenson as our President. Subsequent to the appointment of Jeff Jenson as President, Daniel D. Drummond resigned as an officer and Director of Wren, Inc.

Jeff Jenson President and Director. Mr. Jenson, 38 years old, is the Managing Director of Tryant, LLC. Mr. Jenson has been a financial consultant to development-stage businesses and public corporations for 16 years. Formerly, Mr. Jenson was president of Jenson Services, a Utah merger-and-acquisition corporation. During his career Mr. Jenson has completed more than 50 reorganizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WREN, INC.

Date:  February 25, 2009

By:     /s/ Jeff Jenson

           Jeff Jenson, President

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